Filed Pursuant to Rule 424(b)(7)
Registration No: 333-286490
PROSPECTUS SUPPLEMENT
To prospectus dated April 11, 2025

62,888,215 Shares
Borr Drilling Limited
Common shares
This prospectus supplement is a supplement to the accompanying prospectus dated April 11, 2025 and relates to up to 62,888,215 common shares, par value $0.10 per share (“common shares”), of Borr Drilling Limited that may be sold by the selling shareholders identified in this prospectus supplement from time to time at prices determined by the selling shareholders at the time of sale. We will not receive any proceeds from the sale of the shares by the selling shareholders.
Our common shares are traded on the New York Stock Exchange, or NYSE, under the symbol “BORR.” On April 10, 2025, the last reported sales price for our common shares on the NYSE was $1.96 per share.
Upon the delisting of the common shares of the registrant on the Oslo Stock Exchange (“OSE”), it was no longer possible for shareholders, including shareholders who may be considered affiliates of the registrant, to resell our common shares on the OSE. Accordingly, on December 2, 2024, the registrant filed a prospectus supplement to its then effective shelf registration statement on Form F-3/ASR to facilitate potential resales of common shares by the shareholders named therein on the NYSE. The registrant filed a new shelf registration statement on Form F-3/ASR on April 11, 2025, and accordingly the registrant is also filing this prospectus supplement, substantially similar to the one filed on December 2, 2024, for the same purpose.
We will pay the expenses incurred in connection with the registration of the 62,888,215 common shares offered herein.
Investing in our common shares involves risks. See “Risk Factors” on page S-1 of this prospectus supplement and page 8 of the accompanying prospectus and the risk factors described in our Annual Report on Form 20-F for the year ended December 31, 2024, as well as the risk factors contained in documents we file with or furnish to the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 11, 2025

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, nor the selling shareholders, have authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not making an offer to sell or solicitation to buy these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
We refer in this prospectus supplement to the 62,888,215 shares to which this prospectus supplement relates as the “resale shares.”

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
RISK FACTORS	S-1
USE OF PROCEEDS	S-2
SELLING SHAREHOLDERS	S-3
PLAN OF DISTRIBUTION	S-4
LEGAL MATTERS	S-6

Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of resale shares. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of resale shares. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration statement. Under the shelf registration statement, we may offer and sell common shares, preferred shares, depositary shares, debt securities or warrants, or any combination thereof, from time to time, in one or more offerings.
You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information About Us” on page 2 of the accompanying prospectus in making your investment decision.
Borr Drilling Limited is an exempted company incorporated under the laws of Bermuda and operates its business through, among others, its subsidiaries. In this prospectus supplement, unless otherwise indicated or unless the context requires otherwise, references to “Borr,” “our company,” “we,” “us” or “our” mean Borr Drilling Limited, together with its subsidiaries. Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.
S-ii

RISK FACTORS
Before purchasing our common shares, you should carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as updated by our subsequent filings and, to the extent designated therein, Reports on Form 6-K furnished, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, and in the accompanying prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of our common shares and a partial or complete loss of your investment therein.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale by the selling shareholders of the resale shares described herein.

SELLING SHAREHOLDERS
We are registering for resale 62,888,215 common shares.
We do not know when or in what amounts the selling shareholders may offer securities for sale. The selling shareholders may elect not to sell any or all of the securities offered by this prospectus. Because the selling shareholders may offer all or some of the securities pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities that are held by the selling shareholders between us and the selling shareholders, we cannot estimate the number of the securities that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the securities covered by this prospectus supplement will be held by the selling shareholders. We believe that the entities named in the table have sole voting and investment power with respect to all shares beneficially owned by the applicable selling shareholder. In addition, the applicable selling shareholder listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act of 1933 (“Securities Act”) or pursuant to the prospectus supplement dated December 2, 2024, some or all of its common shares since the date as of which such information was provided to us. Information about the selling shareholders may change over time. Any changed information given to us by the selling shareholders will be set forth in prospectus supplements if and when necessary.
The following table sets forth certain information about the selling shareholders based on information provided to us and is accurate to the best of our knowledge as of April 11, 2025.

	Common Shares Owned Prior to the Offering	Common Shares Offered Hereby(1)	Common Shares Owned Following the Offering(2)
Name of Selling Shareholder			Shares	Percent
Granular Capital Ltd	45,165,830	45,165,830	—	—
Drew Holdings Ltd	17,722,385	17,722,385	—	—

(1)	Represents all of the common shares that the selling shareholders may offer under this prospectus supplement. The resale shares may be offered from time to time by the selling shareholders.
(2)	Assumes the selling shareholders sell all of the resale shares offered pursuant to this prospectus supplement.

PLAN OF DISTRIBUTION
The resale shares covered by this prospectus supplement and the accompanying prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes pledgees, donees, transferees or other successors-in-interest that receive the resale shares from the selling shareholders as a gift, distribution or other transfer (including a purchase) after the date of this prospectus supplement. To the extent required, this prospectus supplement and the accompanying prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
We will not receive any proceeds from the sale of the shares by the selling shareholders, but we will pay the expenses incurred in connection with the registration of the shares.
We have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of our common shares by the selling shareholders. We also have no obligation to pay any out-of-pocket expenses of the selling shareholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the common shares.
The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the resale shares. These sales may be made at a fixed price or prices, which may be changed, at prices on the NYSE or at prices related to the then current market price and under terms then prevailing. Sales of the resale shares may also be made in negotiated transactions at negotiated prices, including by one or more of the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	an exchange distribution in accordance with the rules of the NYSE or other exchange or trading system on which the resale shares are admitted for trading privileges;
•	sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise), for the resale shares;
•	sales in other ways not involving market makers or established trading markets;
•	through put or call transactions relating to the resale shares;
•	block trades in which the broker-dealer will attempt to sell the resale shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and
•	in privately negotiated transactions.
In connection with the distributions of the resale shares or otherwise, the selling shareholders may:
•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the resale shares in the course of hedging the positions they assume;
•	sell the shares short and deliver the resale shares to close out such short positions;
•
enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of resale shares offered by this prospectus supplement and the accompanying prospectus, which they may in turn resell; or

•	pledge shares to a broker-dealer or other financial institution, which, upon a default by the pledgee under the transaction to which such pledge relates, they may in turn resell.
In addition, the selling shareholders may sell the resale shares pursuant to Rule 144 under the Securities Act if permitted by that rule, or under Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus supplement and the accompanying prospectus. In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale.
In offering the resale shares covered by this prospectus supplement and the accompanying prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. To the extent the selling shareholders or any such broker-dealer may be deemed to be an underwriter, the selling shareholders and such broker-dealer will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
In order to comply with the securities laws of certain states, the resale shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption for the registration or qualification requirement is available and is complied with.
We will make copies of this prospectus supplement and the accompanying prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the resale shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of our common shares offered hereby will be passed upon for us by Conyers Dill & Pearman Limited.

PROSPECTUS

BORR DRILLING LIMITED
(incorporated in Bermuda)
Common Shares
Preference Shares
Debt Securities
Warrants
Rights
Units
We may from time to time, in one or more offerings, offer and sell common shares; preference shares; debt securities; warrants to purchase common shares, preference shares, or debt securities; rights to purchase common shares, preference shares, debt securities, warrants or other securities; and units of debt securities, common shares, preference shares, rights or warrants, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.
We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol “BORR.” We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.
The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, on a continuous or delayed basis. The securities may also be resold by selling securityholders. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. To the extent required, the names of any underwriters, dealers or agents involved in the sale of our securities and applicable commissions or discounts and any other required information with respect to any particular offering will be included in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the “Plan of Distribution” section contained in this prospectus and the applicable prospectus supplement.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common shares, preference shares, debt securities, warrants, rights and units. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
Investing in our securities covered by this prospectus involves risks. You should carefully consider the risks identified in “Risk Factors” on page 8 of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 20-F and in any applicable prospectus supplement, other offering materials or documents we incorporate by reference before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated April 11, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
RISK FACTORS	S-1
USE OF PROCEEDS	S-2
SELLING SHAREHOLDERS	S-3
PLAN OF DISTRIBUTION	S-4
LEGAL MATTERS	S-6

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, on the date hereof using a “shelf” registration process permitted under the Securities Act of 1933, or the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we or any selling securityholders will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus. You should also carefully consider, among other things, the matters identified in “Risk Factors” on page 8 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.
The prospectus supplement to be attached to this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material Bermuda and United States federal income tax considerations applicable to the securities being offered.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, which includes our common shares, are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a nonresident, for as long as any equities securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the BMA as to our performance or our creditworthiness. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. Neither we, nor any selling securityholders, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable supplement to this prospectus or in any related free writing prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the U.S. Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules of the Exchange Act applicable to U.S. domestic companies which file reports with the SEC, including rules requiring the filing of quarterly reports on Form 10-Q and reports on Form 8-K, prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this registration statement, prospectus or any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus, and should be read with the same degree of care.
We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2024, or the 2024 Annual Report;
•	the description of our common shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2021;
•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus or the expiration of this registration statement;

•	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 8, 2025; and
•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus, to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed or furnished document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11
Bermuda
Tel: +1 (441) 737-0152
Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “goals,” “intend,” “plan,” “projection,” “believe,” “should,” “continue,” “likely to,” “target,” “outlook” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, liquidity requirements, strategy and financial needs. These forward-looking statements appear in a number of places in this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, and include statements about:
•	plans, objectives, goals, strategies,
•	outlook, prospects, future events or performance and underlying assumptions,
•	expected industry trends, including activity levels in the jack-up rig and oil industry,
•	day rates, market outlook, contract backlog, expected contracting and operation of our jack-up rigs,
•	drilling contracts and contract terms,
•	demand for and expected utilization of rigs, and tender activity and new tenders,
•	oil and gas price trends,
•	plans regarding rig deployment,
•	expected commencement date and duration of new contracts,
•	our fleet and its prospects,
•	expected financial results and performance,
•	dividend policy,
•	our share repurchase program,
•	our JVs, including plans and strategy and expected payments from our JVs’ customers,
•	climate change matters and energy transition and our commitment to safety and the environment,
•
competitive advantages and business strategy, including our growing industry footprint, strengthening of our drilling industry relationships, our aim to establish ourselves as the preferred provider in the industry,

•	compliance with laws and regulations,
•	expected sources of liquidity and funding, statements about funding requirements,
•	factors affecting results of operations,
•	expected adoption of new accounting standards and their expected impact,
•	the statements in the sections entitled “Item 4.B. Business Overview—Industry Overview” and “Item 5.D. Trend Information,” of our most recent report on Form 20-F,
•	forward-looking statements contained in any document that is filed with or furnished to the SEC and incorporated by reference herein after the date hereof, and
•	other non-historical statements, which are other than statements of historical or present facts or conditions.

The forward-looking statements in this prospectus and any prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein, along with any exhibits thereto, are based upon current estimates, expectations, beliefs and various assumptions, many of which are based, in turn, upon further assumptions, including management’s examination of historical operating trends, data contained in our records and other data available from third parties. These assumptions are inherently subject to significant risks, uncertainties, contingencies and factors that are difficult or impossible to predict and are beyond our control, and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Numerous factors could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements including:
•	risks relating to our industry and business, including risks relating to industry conditions, supply and demand, tendering activity, and day rates,
•	risks relating to customer drilling programs including potential suspensions or delays,
•	the impact of new or reactivated rigs on the market, contract awards, rig mobilization and contract backlog,
•	costs of maintenance and the impact of special periodic surveys on the performance of our drilling rigs,
•
risks relating to our liquidity, including the risk that we may not be able to meet our liquidity requirements from cash flows from operations, and through issuance of additional debt or equity or sale of assets,

•
risks relating to our debt instruments or our ability to obtain adequate financing for our business and debt service and other liquidity requirements, including risks relating to our ability to comply with covenants and obtain any necessary waivers and the risk of cross defaults, risks relating to our ability to meet or refinance our significant debt obligations including debt maturities and our other obligations as they fall due, risks relating to our convertible bonds maturing in 2028 and our notes maturing in 2028 and 2030, risks relating to future financings including the risk that future financings may not be completed when required and future equity financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations or to operate as a going concern,

•	fluctuations in oil prices,
•	changes in governmental regulations that affect us or the operations of our fleet,
•	fluctuations in interest rates or exchange rates,
•	changes in tax laws, treaties and regulation, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate,
•	competition in the offshore drilling industry and regulation by competent authorities,
•
risks related to climate change, including climate change or greenhouse gas related legislation or regulations and the impact on our business from climate change related physical changes or changes in weather patterns, and the potential impact of new regulations relating to climate change and the potential impact on the demand for oil and gas,

•	the impact of global economic and financial market conditions and inflation,
•	the impact of the recent executive orders signed by the Trump administration imposing additional tariffs on certain imports,
•	global health threats, pandemics and epidemics,
•	risks relating to the military actions in Ukraine and the Middle East, and related sanctions, and any impact on our business,
•	our ability to successfully complete and realize the intended benefits of any mergers, acquisitions or divestitures,
•	the risk of delays in payments to our JVs and consequent payments to us,
•	risks relating to delay in payment from customers or the risk that our customers do not comply with their contractual obligations,

•
our ability to maintain relationships with suppliers, customers, employees and third parties, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard works and other delays, limitations on insurance coverage, our ability to attract and retain skilled personnel on commercially reasonable terms,

•	the occurrence of cybersecurity incidents or other breaches to our information technology systems including our rig operating systems, and
•
other risks described in “Item 3.D. Risk Factors” of our most recent report on Form 20-F and future annual reports on Form 20-F and in the “Risk Factors” section of any other document that is filed with or furnished to the SEC that is incorporated by reference herein.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements that we make in this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, speak only as of the date of such statements and we caution readers of this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included in this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely, with this cautionary note in mind, and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct oil and gas drilling and workover operations for exploration and production customers. We currently own 24 premium jack-up rigs all of which were delivered from the yard in 2000 or later, of which two were delivered in 2024.
Further details concerning our business, including information with respect to our rigs, operations and history, are provided in our 2024 Annual Report and the other documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•	the risks described in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other documents that we file with and furnish to the SEC which are incorporated by reference herein.
The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. You should consider carefully the risk factors identified above including in any report on Form 6-K furnished subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders.

DESCRIPTION OF COMMON SHARES
We are an exempted company limited by shares incorporated in Bermuda and our corporate affairs are governed by our Memorandum of Association and Bye-Laws, the Companies Act and the common law of Bermuda.
As of the date of this prospectus, our authorized share capital is $31,500,000 divided into 315,000,000 common shares of $0.10 par value each, of which all are designated as common shares.
As of April 10, 2025, there are 239,308,556 common shares outstanding. All of our issued and outstanding common shares are fully paid.
The following are summaries of material provisions of our Memorandum of Association and our Bye-Laws, as amended and restated and in effect as of the date of this prospectus, insofar as they relate to the material terms of our common shares. Because it is a summary, it may not contain all of the information that you may otherwise deem important. For more complete information, you should read our current Memorandum of Association and our Bye-Laws, which were incorporated by reference as exhibits to our 2024 Annual Report. For information on how to obtain copies of our current Memorandum of Association and Bye-Laws, see “Where You Can Find More Information About Us.”
Objects of Our Company
We were incorporated by registration under the Companies Act. Our business objects are unrestricted and we have all the powers of a natural person.
Common Shares Ownership
Our Memorandum of Association and Bye-Laws do not impose any limitations on the ownership rights of our shareholders. The Bermuda Monetary Authority has given a general permission for us to issue common shares to non-residents of Bermuda and for the free transferability of our common shares among non-residents of Bermuda, for so long as our shares are listed on an appointed stock exchange. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares.
Dividends
As a Bermuda exempted company limited by shares, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment:
•	we will not be able to pay our liabilities as they fall due; or
•	the realizable value of our assets is less than our liabilities.
In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders depends on our subsidiaries’ distributing to us their earnings and cash flow. Some of our debt instruments currently limit or prohibit our subsidiaries’ ability to make distributions to us and our ability to make distributions to our shareholders.
Voting Rights
Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our Bye-Laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Majority shareholders do not generally owe any duties to other shareholders to refrain from exercising all of the votes attached to their shares. There are no deadlines in the Companies Act relating to the time when votes must be exercised. However, our Bye-Laws provide that where a shareholder or a person representing a shareholder as a proxy wishes to attend and vote at a meeting of our shareholders, such shareholder or person must give us not less than 48 hours’ notice in writing of their intention to attend and vote.
The key powers of our shareholders include the power to alter the terms of our Memorandum of Association and to approve and thereby make effective any alterations to our Bye-Laws made by the directors. Dissenting shareholders holding 20% of our shares may apply to the court to annul or vary an alteration to our Memorandum of Association. A majority vote against an alteration to our Bye-Laws made by the directors will prevent the alteration from becoming effective. Other key powers are to approve the alteration of our capital, including a reduction in share capital, to approve the removal of a director, to resolve that we will be wound up or discontinued from Bermuda to another jurisdiction or to enter into an amalgamation, merger or winding up. Under the Companies Act, all of the foregoing corporate actions require approval by an ordinary resolution (a simple majority of votes cast), except in the case of an amalgamation or merger transaction, which requires approval by 75% of the votes cast, unless our Bye-Laws provide otherwise, which our Bye-Laws do. Our Bye-Laws provide that our Board of Directors may, with the approval by a resolution passed by a simple majority of votes cast at a general meeting with the necessary quorum for such meeting of two persons at least holding or representing 33.33% of our issued shares (or the class of securities, where applicable), amalgamate or merge us with another company. In addition, our Bye-Laws confer express power on the Board to reduce the Company’s issued share capital selectively with the authority of an ordinary resolution of the shareholders.
The Companies Act provides that a company shall not be bound to take notice of any trust or other interest in its shares. There is a presumption that all the rights attaching to shares are held by, and are exercisable by, the registered holder, by virtue of being registered as a member of the company. Our relationship is with the registered / legal holder of its shares. If the registered holder of the shares holds the shares for someone else (the beneficial owner), then the beneficial owner is entitled to the shares and may give instructions to the registered holder on how to vote the shares. The Companies Act provides that the registered holder may appoint more than one proxy to attend a shareholder meeting, and consequently where rights to shares are held in a chain the registered holder may appoint the beneficial owner as the registered holder’s proxy.
Meetings of Shareholders
The Companies Act provides that a company must have a general meeting of its shareholders in each calendar year unless that requirement is waived by resolution of the shareholders. Under our Bye-Laws, annual shareholder meetings will be held in accordance with the Companies Act at a time and place selected by the Board. Special general meetings may be called at any time at the discretion of the Board. The Bye-Laws provide that in no event shall any annual shareholder meeting or special general meeting be held in Norway or the United Kingdom.
Annual shareholder meetings and special meetings must be called by not less than seven days’ prior written notice specifying the place, day and time of the meeting. The Board may fix any date as the record date for determining those shareholders eligible to receive notice of and to vote at the meeting.
The quorum at any annual or general meeting is equal to at least two shareholders, present in person or by proxy, and entitled to vote (whatever the number of shares held by them). The Companies Act specifically imposes special quorum requirements where the shareholders are being asked to approve the modification of rights attaching to a particular class of shares (33.33% of outstanding shares) or an amalgamation or merger transaction (33.33% of outstanding shares) unless in either case the bye-laws provide otherwise.
The Companies Act provides shareholders holding 10% of a company’s voting shares the ability to request that the Board shall convene a meeting of shareholders to consider any business which the shareholders wish to be discussed by the shareholders including (as noted below) the removal of any director. However, the shareholders are not permitted to pass any resolutions relating to the management of a company’s business affairs unless there is a pre-existing provision in the company’s bye-laws which confers such rights on the shareholders. Subject to compliance with the time limits prescribed by the Companies Act, shareholders holding 5% of the voting shares (or alternatively, 100 shareholders) may also require the directors to circulate a written statement not exceeding 1,000 words relating to any resolution or other matter proposed to be put before, or otherwise considered during, the annual general meeting of the company.
Election, Removal and Remuneration of Directors
The Companies Act provides that the directors shall be elected or appointed by the shareholders. A director may be elected by a simple majority vote of shareholders represented at the meeting of shareholders. A person holding more than 50% of the voting shares of the company will be able to elect all of the directors, and to prevent the election of any person as a director, whom such shareholder does not wish to be elected. There are no provisions for cumulative voting in the Companies Act or our Bye-Laws. Further, our Bye-Laws do not contain any super-majority voting requirements relating to the appointment or election of directors.

There are procedures for the removal of one or more of the directors by the shareholders before the expiration of his or her term of office. Shareholders holding 10% or more of our voting shares may require the Board to convene a shareholder meeting to consider a resolution for the removal of a director. At least 14 days’ written notice of a resolution to remove a director must be given to the director affected, and that director must be permitted to speak at the shareholder meeting at which the resolution for his or her removal is considered by the shareholders. Any vacancy created by such a removal may be filled at the meeting by the election of another person by the shareholders or in the absence of such election, by the Board.
Under our Bye-Laws, the minimum number of directors comprising the Board at any time shall be two. The Board currently consists of seven directors. The minimum and maximum number of directors comprising the Board from time to time shall be determined by way of an ordinary resolution of our shareholders. The shareholders may, at the annual general meeting by ordinary resolution, determine that one or more vacancies on the Board be deemed casual vacancies. The Board, so long as a quorum remains in office, shall have the power to fill such casual vacancies. Our directors are not required to retire because of their age, and the directors are not required to be holders of our Shares to qualify for appointment. Directors serve for one-year terms and serve until re-elected or until their successors are appointed at the next annual general meeting.
Director Transactions
Our Bye-Laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with our Company or in which our Company is otherwise interested. Our Bye-Laws provide that a director who has an interest in any transaction or arrangement with us and who has complied with the provisions of the Companies Act and with our Bye-Laws with regard to disclosure of such interest shall be taken into account in ascertaining whether a quorum is present, and will be entitled to vote in respect of any transaction or arrangement in which he or she is so interested.
Bye-Law 111 provides our Board the authority to exercise all of our powers to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. However, under the Companies Act, companies may not lend money to a director or to a person connected to a director who is deemed by the Companies Act to be a director (a “Connected Person”), or enter into any guarantee or provide any security in relation to any loan made to a director or a Connected Person without the prior approval of the shareholders of the company holding in aggregate 90% of the total voting rights in the company.
Our Bye-Laws provide that no director, alternate director, officer, person or member of a committee, if any, resident representative, or his or her heirs, executors or administrators, whom we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency or deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or other misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, alternate director, officer, person or committee member or resident representative (or in his or her reasonable belief that he or she is acting as any of the above). In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he or she is acquitted. We are authorized to purchase insurance to cover any liability the Company may incur under the indemnification provisions of our Bye-Laws. Each shareholder is deemed to have agreed in Bye-Law 166 to waive to the fullest extent permitted by Bermuda law any claim or right of action he or she might have whether individually or derivatively in the name of the Company against each indemnitee in respect of any action taken by such indemnitee or the failure by such indemnitee to take any action in the performance of his duties to us.

Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.
Redemption, Repurchase and Surrender of Shares
Subject to certain balance sheet restrictions, the Companies Act permits a company to purchase its own shares if it is able to do so without becoming cash flow insolvent as a result. The restrictions are that the par value of the share must be charged against the company’s issued share capital account or a company fund which is available for dividend or distribution or be paid for out of the proceeds of a fresh issue of shares. Any premium paid on the repurchase of shares must be charged to the company’s current share premium account or charged to a company fund which is available for dividend or distribution. The Companies Act does not impose any requirement that the directors shall make a general offer to all shareholders to purchase their shares pro rata to their respective shareholdings. Our Bye-Laws do not contain any specific rules regarding the procedures to be followed by us when purchasing our shares. Our power to purchase our shares is covered by Bye-Laws 7, 8 and 9.
Issuance of Additional Shares
Bye-Law 3 confers on the directors the right to issue any number of unissued shares forming part of our authorized share capital without any requirement for shareholder approval.
Neither the Companies Act nor our Bye-Laws confer any pre-emptive, redemption, conversion or sinking fund rights attached to our common shares. Bye-Law 14 specifically provides that the issuance of more shares ranking pari passu with the shares in issue shall not constitute a variation of class rights, unless the rights attached to shares in issue state that the issuance of further shares shall constitute a variation of class rights.
Inspection of Books and Records
The Companies Act provides that a shareholder is entitled to inspect the register of shareholders and the register of directors and officers of the company. A shareholder is also entitled to inspect the minutes of the meetings of the shareholders of the company, and the annual financial statements of the company. Our Bye-Laws do not provide shareholders with any additional rights to information, and our Bye-Laws do not confer any general or specific rights on shareholders to inspect our books and records.
Exchange Listing
Our shares are listed on the NYSE under the ticker symbol “BORR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERENCE SHARES
General
The following summary of terms of preference shares is not complete as we currently do not have any preference shares. You should refer to the provisions of our Memorandum of Association and Bye-Laws and the terms of each class or series of the preference shares which will be filed with or furnished to the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preference shares, provided that, the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Our Bye-Laws allow the Board, subject to any special rights conferred on the holders of any share or class of shares and the resolutions of our shareholders, to authorize the creation and issuance of preference shares in one or more series, and to fix the rights and preferences of those shares, including as to dividends, voting, return of capital and otherwise.
Issuances of preference shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of the preference shares established by our Board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the Company. Issuance of any such shares with voting powers, or issuance of additional common shares, would dilute the voting power of the issued and outstanding common shares.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to that series of preference shares.
The Board, in approving the issuance of a series of preference shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;
•
the conversion or exchange privileges for shares of the series, if any (including, conversion into common shares), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the Board will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;
•
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
Non-U.S. Currency
If the purchase price of any preference share is payable in a currency other than U.S. dollars, the specific terms with respect to such preference share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under the indenture) and the debt securities, including the definitions therein of certain terms.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Borr Drilling Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
Unless otherwise specified in a prospectus supplement, the indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time at par or at a discount, and in the case of the new indenture, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any applicable limits on the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method;
•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the guarantors, if any, of the debt securities of the series;
•	whether the debt securities of such series are to be secured and the terms of such security;
•	any restriction on the transferability of the debt securities of such series;
•	the dates on which we are required to pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or amortization provision or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities as compared to those set forth in the indenture, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, pay dividends, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	any subordination provisions that will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•
any tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indenture, as amended or supplemented;
•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indenture with respect to each series of debt securities:
•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the Company; or
•	other events of default provided with respect to securities of that series.
Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided, further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series provided that, the holders may rescind any such acceleration with respect to any debt securities of a series if such rescission would not conflict with any judgment of a court of competent jurisdiction.
The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that, such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with the conditions and covenants under the indenture.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of any series of debt securities issued under the indenture by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.
If indicated in the applicable prospectus supplement, we may elect either to (1) defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred.
We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under the indenture, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indenture for certain purposes, including to make any amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under the indenture, such as adding security, covenants, additional events of default or successor trustees. We and the applicable trustee may also modify the indenture or any supplemental indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture requires the consent of each holder of debt securities that would be affected by any modification which would:
•
reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•
waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the applicable indenture or supplemental indenture;
•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•
we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
The indenture and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee
The trustee or trustees under the indenture will be named in any applicable prospectus supplement.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Bermuda law and our Memorandum of Association.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We may issue warrants that entitle the holder to purchase our debt securities, common shares or preference shares or any combination thereof. We may issue warrants independently or together with common shares, preference shares or debt securities or any combination thereof, and the warrants may be attached to or separate from such securities.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including, to the extent applicable:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, such principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preference shares, the number of shares of common shares or preference shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Modification of the Warrant Agreement
•
Under the warrant agreements, unless an accompanying prospectus supplement states otherwise, we may supplement the warrant agreements for certain purposes, including to make any amendments, supplements and other changes that would not adversely affect the warrant holders, such as adding security, covenants or additional events of default.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common shares or preference shares or debt securities to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights may be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of common shares or preference shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.
Each right would entitle the holder of the rights to purchase for cash the number of common shares or preference shares or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.
The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, any collateral arrangements and depository arrangements relating to such units.

SELLING SECURITY HOLDERS
Information about any selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings or submissions we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:
•	through agents;
•	to dealers or underwriters for resale;
•	directly to investors, including our affiliates;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a combination of any of these methods of sale; or
•	through any other method permitted pursuant to applicable law.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any agents, dealers or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which such securities may be listed; and
•	any delayed delivery arrangements.
If underwriters are used for a sale of securities, the underwriters may acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or any selling securityholders may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or any selling securityholders may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or any selling securityholders.
We or any selling securityholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We or any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents.
We will pay all fees and expenses in connection with the registration of the common shares.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or any selling securityholders, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling securityholders will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or any selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us or any selling securityholders in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each series of securities offered by us will be a new issue and will have no established trading market. We may elect to list any series of securities offered by us on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales and other hedging activities. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
We or any selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

EXPENSES
The following table sets forth estimated costs and expenses, other than any discounts and commissions to sales agents or relating to any underwriting, we expect to incur in connection with the issuance and distribution of the securities being registered under this registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$ 0*
FINRA filing fees	$**
Legal fees and expenses	$**
NYSE Supplemental Listing Fee	$**
Transfer agent and registrar fee	$**
Indenture trustee fees and expenses	$**
Accounting fees and expenses	$**
Rating agency fees	$**
Printing costs and other	$**
Miscellaneous	$**
Total	$**

*
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus, as applicable.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information-E. Taxation” in our 2024 Annual Report, which is incorporated herein by reference, as may be updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our common shares will be governed by Bermuda law and our Memorandum of Association and Bye-Laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. However, certain disadvantages accompany incorporation in Bermuda. These disadvantages include a less developed body of Bermuda securities laws that provide significantly less protection to investors as compared to the laws of other jurisdictions, such as the United States or any state, and the potential lack of standing by Bermuda companies to sue before the federal courts of the United States.
Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or of any state of the United States.
We have appointed Borr Finance LLC as our agent upon whom process may be served in any action brought against us under the laws of the United States. We have been advised that it is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain matters of U.S. law. Certain legal matters in connection with this prospectus will be passed upon for the sales agents or underwriters by a law firm named in the applicable prospectus supplement. The validity of the securities offered in connection with this prospectus and legal matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.